Exhibit j

                       Consent of Independent Accountants


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 29 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 14, 2000, relating to the financial statements and financial highlights which appears in the November 30, 1999 Annual Report to Shareholders of Phoenix-Aberdeen International Fund, Phoenix-Duff & Phelps Real Estate Securities Fund, Phoenix-Goodwin Emerging Markets Bond Fund, Phoenix-Goodwin Tax-Exempt Bond Fund, and Phoenix-Seneca Mid Cap Fund (constituting the Phoenix Multi-Portfolio Fund, hereinafter referred to as the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and under the heading "Other Information - Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 25, 2000